EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Ray Davis	Dan Sullivan
President/CEO	EVP/CFO
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4103
raydavis@umpquabank.com	dansullivan@umpquabank.com

UMPQUA HOLDINGS REPORTS $0.44 EARNINGS PER SHARE,
A 42% INCREASE OVER 2004

PORTLAND, Ore. - October 20, 2005 - Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced third quarter 2005 net income of $19.9 million, or $0.44 per diluted share, compared to $13.4 million, or $0.31 per diluted share, for the third quarter of 2004, a 42% increase. On a sequential quarter basis, diluted earnings per share increased 22% from $0.36 to $0.44.

During the third quarter of 2005, the Company recognized a $1.05 million positive fair value adjustment to our mortgage servicing rights portfolio. This fair value adjustment resulted from an increase in mortgage interest rates, and is included as additional mortgage banking revenue on the Company's consolidated statement of income. The Company also recognized a $0.6 million reduction to our state tax provision in the third quarter of 2005. This reduction to the Company's state income tax expense results from an adjustment to state income tax rates which was finalized in the third quarter and is retrospectively applied to the 2005 year. During the second quarter of 2005, the Company incurred an impairment in the fair value of the mortgage servicing right portfolio of $2.1 million, and $1.4 million in gains on the sale of securities. Our definition of core earnings excludes these items, along with merger related expense and discontinued operations. The Company provides the following table to illustrate how core earnings have progressed over time:

	Three months ended			Sequential Quarter

Core earnings per diluted share:	Q3 2005	Q2 2005	Q3 2004	Variance $	Variance %

Net income	$0.44	$0.36	$0.31	$0.08	22%
less non-core items, after tax:
MSR valuation recovery (impairment)	0.01	(0.03)	--	0.04
Securities gains	--	0.02	--	(0.02)
Corporate state tax credit	0.01	--	--	0.01
Discontinued operations	--	--	--	--
Merger related expense	--	--	(0.03)	--

Core earnings	$0.42	$0.37	$0.34	$0.05	14%

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

	Nine months ended
	September 30,		Year over Year

Core earnings per diluted share:	2005	2004	Variance $	Variance %

Net income	$1.13	$0.92	$0.21	23%
less non-core items, after tax:
MSR valuation recovery (impairment)	(0.02)	0.02	(0.04)
Securities gains	0.02	--	0.02
Corporate state tax credit	0.01	--	0.01
Discontinued operations	--	0.01	(0.01)
Merger related expense	--	(0.06)	0.06

Core earnings	$1.12	$0.95	$0.17	18%

During the third quarter of 2005, the Company had net charge-offs of $0.9 million, or 0.10% of average loans and leases on an annualized basis. Nonperforming loans and leases were $8.3 million at September 30, 2005, representing only 0.22% of total loans and leases. This represents a significant decline from $20.6 million in nonperforming loans and leases at June 30, 2005. Based on the quality of the loan portfolio, there was no provision for loan loss during the third quarter of 2005. The allowance for credit losses was 1.22% at September 30, 2005, as compared to 1.27% at June 30, 2005.

"This was another very strong quarter for the Company, highlighted by a significant reduction in non-performing assets, minimal net charge-offs and continued strong organic growth in loans and deposits'" said Ray Davis, president and chief executive officer of Umpqua Holdings Corporation. "At the same time, our core earnings continue to grow as we deliver our innovative style of banking in the markets we serve."

Umpqua Bank's net interest margin increased to 5.13% for the third quarter of 2005, compared to 4.93% for the same quarter one year ago and 5.05% for the second quarter of 2005, principally resulting from recent increases in short-term market interest rates.

Umpqua Bank, Umpqua Holdings' largest subsidiary, reported an efficiency ratio of 50.8% for the third quarter of 2005, compared to 59.0% for the same quarter one year ago, and 53.0% for the second quarter of 2005.

Total consolidated assets of Umpqua Holdings as of September 30, 2005 were $5.19 billion, compared to $5.04 billion as of June 30, 2005. Total gross loans and leases, and deposits, were $3.70 billion and $4.09 billion, respectively, as of September 30, 2005, compared to $3.61 billion and $3.97 billion, respectively, as of June 30, 2005.

Strong loan growth resulted in loans increasing $84.8 million during the third quarter of 2005. Deposits increased $120.0 million during the same period. For the year to date, annualized organic growth rates for loans and deposits were 9% and 10%, respectively. Organic growth is defined as growth excluding the increase related to acquisitions on the Company's balance sheet, with all growth subsequent to the acquisition date included as organic.

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

As of September 30, 2005 total shareholders' equity was $726.8 million, and tangible book value per share was $7.19. As previously announced, the Company increased its quarterly cash dividend 33% over the prior quarter, to $0.08 per share.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that providing non-GAAP financial measures provides investors with information useful in understanding Umpqua's financial performance. Umpqua provides measures based on "core earnings," which exclude merger-related expenses, significant non-recurring gains, losses or expenses that are not reflective of continuing operations, and "tangible equity" which excludes intangible assets.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 93 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. In 2004, Umpqua Bank launched the Connect Volunteer Network, an innovative, paid volunteer program focused on youth and education. Bank associates volunteered at more than 100 organizations in the program's first year. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, October 20, 2005, at 10:00 a.m. PDT where management will discuss operating results for the third quarter of 2005. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-791-5525 a few minutes before 10:00 a.m. The password is "UMPQUA." Information to be discussed in the teleconference will be available on the Company's website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately one hour after the conference call by dialing 866-393-2013, or by visiting that website.

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
		Quarter Ended:

Dollars in thousands, except per share data	September 30, 2005	June 30, 2005	September 30, 2004

Interest income
Loans and leases	$65,579	$60,220	$50,875
Investments taxable	6,558	6,252	7,283
Investments tax exempt	427	699	748
Other interest	617	454	209
Dividends	40	38	150

Total interest income	73,221	67,663	59,265

Interest expense
Deposits	16,101	13,485	8,941
Repurchase agreements and
fed funds purchased	511	407	206
Trust preferred securities	2,719	2,550	1,979
Other borrowings	89	139	730

Total interest expense	19,420	16,581	11,856
Net interest income	53,801	51,082	47,409
Provision for loan losses	--	1,400	1,479
Non-interest income
Service charges	5,778	5,426	5,570
Brokerage fees	2,735	2,879	2,736
Mortgage banking revenue	3,256	228	1,942
Gain on sale of securities	28	1,398	13
Other income	1,985	1,993	1,210

Total non-interest income	13,782	11,924	11,471

Non-interest expense
Salaries and benefits	20,708	20,361	19,685
Occupancy and equipment	6,291	6,109	5,688
Other	10,084	9,790	10,150
Merger related expenses	--	161	2,176

Total non-interest expense	37,083	36,421	37,699
Income before income taxes and discontinued
operations	30,500	25,185	19,702
Provision for income tax	10,577	9,179	6,457

Income from continuing operations	19,923	16,006	13,245
Income from discontinued operation, net of tax	--	--	123

Net income	$19,923	$16,006	$13,368

Weighted average shares outstanding	44,467,888	44,436,323	42,149,082
Weighted average diluted shares outstanding	45,021,879	44,988,322	42,889,713

Earnings per share - Basic:
Continuing operations	$0.45	$0.36	$0.31
Discontinued operations	$0.00	$0.00	$0.01
Net income	$0.45	$0.36	$0.32

Earnings per share - Diluted:
Continuing operations	$0.44	$0.36	$0.31
Discontinued operations	$0.00	$0.00	$0.00
Net income	$0.44	$0.36	$0.31

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Nine Months Ended:

Dollars in thousands, except per share data	September 30, 2005	September 30, 2004

Interest income
Loans and leases	$182,735	$115,530
Investments taxable	19,359	17,126
Investments tax exempt	1,839	1,557
Other interest	1,304	293
Dividends	121	312

Total interest income	205,358	134,818
Interest expense
Deposits	40,910	20,616
Repurchase agreements and
fed funds purchased	1,419	528
Trust preferred securities	7,663	4,222
Other borrowings	633	1,439

Total interest expense	50,625	26,805
Net interest income	154,733	108,013
Provision for loan losses	2,400	3,654
Non-interest income
Service charges	16,026	11,970
Brokerage fees	8,743	8,641
Mortgage banking revenue	4,834	5,990
Gain on sale of securities	1,426	19
Other income	5,279	2,269

Total non-interest income	36,308	28,889
Non-interest expense
Salaries and benefits	61,348	47,103
Occupancy and equipment	18,533	13,956
Other	28,796	22,646
Merger related expenses	262	2,941

Total noninterest expense	108,939	86,646
Income before income taxes and discontinued operations	79,702	46,602
Provision for income tax	28,754	16,100

Income from continuing operations	50,948	30,502
Income from discontinued operations, net of tax	--	395

Net income	$50,948	$30,897

Weighted average shares outstanding	44,412,115	33,011,298
Weighted average diluted shares outstanding	44,984,192	33,515,613

Earnings per share - Basic:
Continuing operations	$1.15	$0.92
Discontinued operations	$0.00	$0.02
Net income	$1.15	$0.94

Earnings per share - Diluted:
Continuing operations	$1.13	$0.91
Discontinued operations	$0.00	$0.01
Net income	$1.13	$0.92

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

Dollars in thousands, except per share data	September 30, 2005	June 30, 2005	September 30, 2004

Assets:
Cash and cash equivalents	$172,165	$200,748	$245,557
Trading account securities	830	1,403	1,539
Investments available for sale	697,231	571,895	738,538
Investments held to maturity	10,676	11,735	12,340
Loans held for sale	20,202	20,301	29,632
Loans and leases	3,696,820	3,612,004	3,323,137
Less: Allowance for loan losses	(43,603)	(44,510)	(43,374)

Loans and leases, net	3,653,217	3,567,494	3,279,763
Federal Home Loan Bank stock	14,259	14,298	14,840
Premises and equipment, net	88,577	88,321	94,928
Other real estate owned	213	213	641
Mortgage servicing rights, net	10,729	9,268	11,140
Goodwill and other intangibles	407,059	407,072	409,516
Other assets	111,224	145,867	108,027

Total assets	$5,186,382	$5,038,615	$4,946,461

Liabilities:
Deposits	$4,092,966	$3,972,920	$3,919,271
Securities sold under agreements
to repurchase and fed funds purchased	145,551	127,449	47,752
Borrowings	3,236	13,296	88,521
Notes payable for Trust preferred
securities	165,847	165,970	166,280
Other liabilities	52,018	44,243	52,660

Total liabilities	4,459,618	4,323,878	4,274,484

Shareholders' equity:
Common stock	563,640	563,582	556,995
Retained earnings	170,153	153,794	114,494
Accumulated other comprehensive
Income (loss)	(7,029)	(2,639)	488

Total shareholders' equity	726,764	714,737	671,977

Total liabilities and shareholders' equity	$5,186,382	$5,038,615	$4,946,461

Common shares outstanding at period end	44,476,104	44,453,407	43,979,674
Book value per share	$16.34	$16.08	$15.28
Tangible book value per share	$7.19	$6.92	$5.97
Tangible equity	$319,705	$307,665	$262,461

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)

Dollars in thousands	September 30, 2005	June 30, 2005	September 30, 2004

Loans and leases by purpose:

Commercial real estate	$2,023,098	$1,975,218	$1,777,832
Residential real estate	220,079	217,245	214,518
Construction	564,530	503,599	427,863

Total real estate	2,807,707	2,696,062	2,420,213
Commercial	818,861	837,702	766,274
Leases	15,800	16,887	19,552
Consumer	53,208	59,571	81,592
Other	1,244	1,782	35,506

Total loans and leases	$3,696,820	$3,612,004	$3,323,137

	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	September 30, 2005	June 30, 2005	September 30, 2004

Allowance for credit losses
Balance beginning of period	$44,510	$45,360	$27,319
Provision for credit losses	--	1,400	1,479
Acquisitions	--	--	17,257
Reclassification	--	--	(1,216)

Charge-offs	(3,289)	(3,239)	(2,124)
Less recoveries	2,382	989	659

Net recoveries (charge-offs)	(907)	(2,250)	(1,465)

Total Allowance for loan losses	43,603	44,510	43,374

Reserve for unfunded commitments	1,489	1,354	1,216

Total Allowance for credit losses	$45,092	$45,864	$44,590

Net charge-offs to average
loans and leases (annualized)	0.10%	0.25%	0.18%
Recoveries to gross charge-offs	72%	31%	31%
Allowance for credit losses to
loans and leases	1.22%	1.27%	1.34%
Allowance for credit losses to
nonperforming loans and leases	546%	223%	160%
Nonperforming loans and leases
To total loans and leases	0.22%	0.57%	0.84%

Nonperforming assets
Nonperforming loans and leases	$8,257	$20,606	$27,796
Real estate owned	213	213	641

Total nonperforming assets	$8,470	$20,819	$28,437

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)

		Nine Months Ended		Nine Months Ended
Dollars in thousands		September 30, 2005		September 30, 2004

Allowance for credit losses
Balance beginning of period			$44,229		$25,352
Provision for credit losses			2,400		3,654
Acquisitions			--		17,257
Reclassification			--		(1,216)

Charge-offs			(7,140)		(2,986)
Less recoveries			4,114		1,313

Net charge-offs			(3,026)		(1,673)

Total Allowance for loan losses			43,603		43,374

Reserve for unfunded commitments			1,489		1,216

Total Allowance for credit losses			$45,092		$44,590

Net charge-offs to average
loans and leases (annualized)			0.11%		0.09%

Recoveries to gross charge-offs			58%		44%

	Deposits by Type
		(Unaudited)

	September 30, 2005		June 30, 2005		September 30, 2004

Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix

Demand, non interest bearing	$1,071,940	26.2%	$977,160	24.6%	$935,206	23.9%
Demand, interest bearing	1,631,039	39.8%	1,562,189	39.3%	1,502,899	38.3%
Savings	393,217	9.6%	445,319	11.2%	531,466	13.6%
Time	996,770	24.4%	988,252	24.9%	949,700	24.2%

Total Deposits	$4,092,966	100.0%	$3,972,920	100.0%	$3,919,271	100.0%

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

Umpqua Holdings Corporation

Selected Ratios
(Unaudited)

		Quarter Ended:

	September 30, 2005	June 30, 2005	September 30, 2004

Net Interest Spread:
Yield on loans and leases	7.11%	6.76%	6.35%
Yield on taxable investments	4.34%	4.27%	4.19%
Yield on tax-exempt investments (1)	5.84%	6.59%	6.78%
Yield on temporary investments	3.38%	2.76%	1.55%

Total yield on earning assets (1)	6.65%	6.36%	5.91%

Cost of interest bearing deposits	2.09%	1.80%	1.29%
Cost of securities sold under agreements
to repurchase and fed funds purchased	2.52%	2.26%	1.37%
Cost of borrowings	2.75%	2.06%	1.78%
Cost of trust preferred securities	6.50%	6.16%	4.93%

Total cost of interest bearing liabilities	2.33%	2.03%	1.50%

Net interest spread (1)	4.32%	4.33%	4.41%

Net interest margin (1)	4.89%	4.81%	4.73%

Return on average assets	1.55%	1.29%	1.13%
Return on average tangible assets	1.69%	1.40%	1.23%
Return on average equity	11.01%	9.11%	8.46%
Return on average tangible equity	25.43%	21.61%	21.81%

Bank Only Ratios:
Umpqua Bank efficiency ratio	50.78%	52.95%	59.04%
Umpqua Bank net interest margin	5.13%	5.05%	4.93%

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Nine Months Ended:

	September 30, 2005	September 30, 2004

Net Interest Spread:
Yield on loans and leases	6.84%	6.25%
Yield on taxable investments	4.28%	4.02%
Yield on tax-exempt investments (1)	6.37%	6.70%
Yield on temporary investments	2.96%	1.35%

Total yield on earning assets (1)	6.42%	5.81%

Cost of interest bearing deposits	1.83%	1.28%
Cost of securities sold under
agreements to repurchase and fed funds purchased	2.37%	1.05%
Cost of borrowings	2.09%	1.82%
Cost of trust preferred securities	6.17%	4.75%

Total cost of interest bearing liabilities	2.06%	1.47%

Net interest spread (1)	4.36%	4.34%

Net interest margin (1)	4.84%	4.66%

Return on average assets	1.36%	1.15%
Return on average tangible assets	1.49%	1.23%
Return on average equity	9.66%	9.66%
Return on average tangible equity	22.87%	21.48%

Bank Only Ratios:
Umpqua Bank efficiency ratio	52.44%	58.24%
Umpqua Bank net interest margin	5.08%	4.84%

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Third Quarter 2005 Results
October 20, 2005

Umpqua Holdings Corporation
Mortgage Banking Statistical Analysis
(unaudited)

		Quarter ended:
	September 30, 2005	June 30, 2005	September 30, 2004

Dollars in thousands
Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$1,015,597	$1,026,088	$1,093,460

MSR Asset (gross)	$12,871	$12,455	$11,900
Less: Valuation reserve	(2,142)	(3,187)	(760)

MSR Asset (net of reserve)	$10,729	$9,268	$11,140

MSR as % of serviced portfolio	1.06%	0.90%	1.02%

Mortgage Banking Revenue:
Origination and sale	$2,102	$2,156	$2,065
Servicing	109	183	196
MSR valuation reserve change	1,045	(2,111)	(319)

Total Mortgage Banking Revenue	$3,256	$228	$1,942

Diluted earnings per share
contribution (loss) of Mortgage
Group	$0.02	$(0.02)	$0.01

	Nine Months ended:
	September 30, 2005	September 30, 2004

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$5,655	$5,241
Servicing	529	(398)
MSR valuation reserve change	(1,350)	1,147

Total Mortgage Banking Revenue	$4,834	$5,990

Diluted earnings per share
contribution of Mortgage Group	$0.01	$0.04

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